As filed with the Securities and Exchange Commission on April 8, 2024

No. 333-278191

No. 333-278189

No. 333-270192

No. 333-270189

No. 333-263179

No. 333-263180

No. 333-253574

No. 333-253573

No. 333-236875

No. 333-229737

No. 333-229736

No. 333-224870

No. 333-223437

No. 333-223436

No. 333-216581

No. 333-216579

No. 333-208750

No. 333-208749

No. 333-206309

No. 333-194730

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to:

FORM S-8 REGISTRATION STATEMENT No. 333-278191

FORM S-8 REGISTRATION STATEMENT No. 333-278189

FORM S-8 REGISTRATION STATEMENT No. 333-270192

FORM S-8 REGISTRATION STATEMENT No. 333-270189

FORM S-8 REGISTRATION STATEMENT No. 333-263179

FORM S-8 REGISTRATION STATEMENT No. 333-263180

FORM S-8 REGISTRATION STATEMENT No. 333-253574

FORM S-8 REGISTRATION STATEMENT No. 333-253573

FORM S-8 REGISTRATION STATEMENT No. 333-236875

FORM S-8 REGISTRATION STATEMENT No. 333-229737

FORM S-8 REGISTRATION STATEMENT No. 333-229736

FORM S-8 REGISTRATION STATEMENT No. 333-224870

FORM S-8 REGISTRATION STATEMENT No. 333-223437

FORM S-8 REGISTRATION STATEMENT No. 333-223436

FORM S-8 REGISTRATION STATEMENT No. 333-216581

FORM S-8 REGISTRATION STATEMENT No. 333-216579

FORM S-8 REGISTRATION STATEMENT No. 333-208750

FORM S-8 REGISTRATION STATEMENT No. 333-208749

FORM S-8 REGISTRATION STATEMENT No. 333-206309

FORM S-8 REGISTRATION STATEMENT No. 333-194730

UNDER

THE SECURITIES ACT OF 1933

SOCIETAL CDMO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	26-1523233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 E. Uwchlan Ave, Suite 112 Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

RECRO PHARMA, INC. 2018 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

RECRO PHARMA, INC. 2013 EQUITY INCENTIVE PLAN

RECRO PHARMA, INC. 2008 STOCK OPTION PLAN

NON-QUALIFIED STOCK OPTION INDUCEMENT AWARDS

RESTRICTED STOCK UNIT INDUCEMENT AWARDS

(Full titles of the plans)

Jeffrey Edwards

President

Societal CDMO, Inc.

1 E. Uwchlan Ave, Suite 112

Exton, Pennsylvania 19341

(Name and address of agent for service)

(770) 534-8239

(Telephone number, including area code, of agent for service)

Copy To:

Gerald F. Roach

Byron B. Kirkland

Heyward D. Armstrong

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

150 Fayetteville Street, Suite 2300

Raleigh, North Carolina 27609

Telephone: (919) 821-6668

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following Registration Statements of Societal CDMO, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•

Registration Statement No. 333-278191, registering 5,239,934 shares of common stock of the Company, par value $0.01 per share (“Shares”), issuable pursuant to the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan, filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2024;

•

Registration Statement No. 333-278189, registering 265,830 Shares issuable upon exercise of the non-qualified stock option awards granted by the Company to certain employees, filed with the Commission on March 22, 2024;

•

Registration Statement No. 333-270192, registering 2,835,032 Shares issuable pursuant to the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan, filed with the Commission on March 1, 2023;

•

Registration Statement No. 333-270189, registering 397,010 Shares issuable upon exercise of the non-qualified stock option awards granted by the Company to certain employees, filed with the Commission on March 1, 2023;

•

Registration Statement No. 333-263179, registering (i) 398,743 Shares issuable upon exercise of the non-qualified stock option awards granted by the Company to certain employees and (ii) 15,000 Shares issuable upon exercise of the restricted stock unit awards granted by the Company to certain employees, filed with the Commission on March 1, 2022;

•

Registration Statement No. 333-263180, registering 2,330,726 Shares issuable pursuant to the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan, filed with the Commission on March 1, 2022;

•

Registration Statement No. 333-253574, registering 1,212,231 Shares issuable pursuant to the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan, filed with the Commission on February 26, 2021;

•

Registration Statement No. 333-253573, registering (i) 194,175 Shares issuable upon exercise of the non-qualified stock option award granted by the Company to David Enloe and (ii) 217,822 Shares issuable upon exercise of the restricted stock unit award granted by the Company to David Enloe, filed with the Commission on February 26, 2021;

•

Registration Statement No. 333-236875, registering 1,161,693 Shares issuable pursuant to the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan, filed with the Commission on March 4, 2020;

•

Registration Statement No. 333-229737, registering (i) 73,250 Shares issuable upon exercise of the non-qualified stock option awards granted by the Company to certain employees and (ii) 5,000 Shares issuable upon exercise of the restricted stock unit awards granted by the Company to certain employees, filed with the Commission on February 19, 2019;

•

Registration Statement No. 333-229736, registering 1,082,972 Shares issuable pursuant to the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan, filed with the Commission on February 19, 2019;

•

Registration Statement No. 333-224870, registering 3,000,000 Shares issuable pursuant to the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan, filed with the Commission on May 11, 2018;

•

Registration Statement No. 333-223437, registering 956,341 Shares issuable pursuant to the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan, filed with the Commission on March 5, 2018;

•

Registration Statement No. 333-223436, registering (i) 542,750 Shares issuable upon exercise of the non-qualified stock option awards granted by the Company to certain employees and (ii) 42,000 Shares issuable upon exercise of the restricted stock unit awards granted by the Company to certain employees, filed with the Commission on March 5, 2018;

•

Registration Statement No. 333-216581, registering 231,000 Shares issuable upon exercise of the non-qualified stock option awards granted by the Company to certain employees, filed with the Commission on March 9, 2017;

•

Registration Statement No. 333-216579, registering 619,181 Shares issuable pursuant to the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan, filed with the Commission on March 9, 2017;

•

Registration Statement No. 333-208750, registering 133,000 Shares issuable upon exercise of the non-qualified stock option awards granted by the Company to certain employees, filed with the Commission on December 23, 2015;

•

Registration Statement No. 333-208749, registering 461,215 Shares issuable pursuant to the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan, filed with the Commission on December 23, 2015;

•

Registration Statement No. 333-206309, registering 1,400,000 Shares issuable pursuant to the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan, filed with the Commission on August 12, 2015; and

•

Registration Statement No. 333-194730, registering (i) 444,000 Shares issuable pursuant to the Recro Pharma, Inc. 2008 Stock Option Plan and (ii) 600,000 Shares issuable pursuant to the Recro Pharma, Inc. 2013 Equity Incentive Plan, filed with the Commission on March 21, 2014.

On February 28, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CoreRx, Inc., a Florida corporation (“Parent”) and Cane Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, on April 8, 2024, Purchaser merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the Merger, the offerings of securities pursuant to the Registration Statements have been terminated. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered pursuant to the Registration Statements which remain unsold at the termination of the offerings, the Company hereby terminates the effectiveness of each Registration Statement and removes from registration all Shares registered under the Registration Statements that remain unsold as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to this Post-Effective Amendment No. 1 to the Registration Statements, there will be no remaining securities registered by the Company pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Exton, Commonwealth of Pennsylvania, on April 8, 2024.

SOCIETAL CDMO, INC.

By:	/s/ Jeffrey Edwards
Name:	Jeffrey Edwards
Title:	President

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.